UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2016

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submissions of Matters to a Vote of Security Holders.
On May 23, 2016, Green Dot Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).
On May 27, 2016, IVS Associates, Inc. ("IVS"), the independent inspector of elections for the Annual Meeting, delivered its final vote tabulation that certified the voting results for each of the matters set forth below that were submitted to a vote at the Annual Meeting.
As of the close of business on March 31, 2016, the record date for the Annual Meeting, 50,383,735 shares of Company’s Class A common stock, par value $0.001 per share (“Common Stock”), were outstanding and entitled to vote. 44,134,383 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing 87.6 percent of the shares entitled to be voted.
Proposal No. 1 - Election of Directors. The Company’s stockholders elected Mr. Saturnino Fanlo, Mr. George W. Gresham and Mr. Steven W. Streit to serve as Class III directors of the Company’s Board of Directors for three year terms and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The final tabulation from IVS of voting results for the election of directors and other proposals is set forth below.

Nominees of the Board of Directors
	FOR	WITHHOLD	BROKER NON-VOTES
Steven W. Streit	19,313,049	19,013	238,628

Nominees of Harvest Small Cap Partners Master, Ltd.
	FOR	WITHHOLD	BROKER NON-VOTES
Saturnino Fanlo	26,487,070	2,982,743	238,628
George W. Gresham	29,289,349	180,464	238,628
Philip B. Livingston	18,860,170	5,703,523	238,628
Proposal No. 2 - To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
43,457,520	545,871	130,992	—
Proposal No. 3 - A stockholder proposal to request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
43,564,438	214,824	116,493	238,628

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: May 27, 2016